Exhibit 99.1

Limelight Networks® Acquires SaaS Provider Clickability, Adds Web Content Management to Offer Customers Complete Web Site Lifecycle in the Cloud

Tempe, Az—May 2, 2011—Limelight Networks, Inc. (NASDQ: LLNW, “Limelight”) today announced the acquisition of Clickability, a software-as-a-service provider of web content management (WCM) tools. Founded in 1999, San Francisco-based Clickability helps enterprise marketers and online publishers create, manage and publish content globally; track visitor experiences; and implement branding, social media, and demand generation campaigns on a website.

“Clickability is a perfect complement to our Limelight Video Platform business, where we are seeing strong traction and where revenue has doubled since we acquired it six months ago. Traditional IT services and software applications are migrating into the cloud for better scale, higher performance, and global reach. With the addition of web content management, Limelight can now help customers capitalize on this important trend by handling the complete web site lifecycle in the cloud, including publishing workflow, website hosting, site acceleration, video publishing, mobile and tablet distribution, and effective monetization utilizing closed-loop marketing” said Jeff Lunsford, chairman and chief executive officer, Limelight Networks, Inc.

“This acquisition expands Limelight’s total addressable market in cloud-based services by $1 billion, and the web content management segment is expected by Gartner to grow to $1.7 billion by 2014. Limelight has built a track record of successfully integrating other high-value, high-margin cloud-based services. We look forward to continuing that success with Clickability as they begin to leverage our technical and operational infrastructure,” added Lunsford.

Clickability’s web content management and web marketing tools are complimentary with Limelight’s video platform, site acceleration, mobility, and EyeWonder advertising services. With these services together on a single, global platform, Limelight will be able to deepen its relationships with publishers, enterprises, and agencies by providing them with streamlined workflows, differentiated performance, global scale, and insights that can accelerate time to revenue. Clickability serves over 60 customers in markets such as media, high tech, financial services, government, and manufacturing, including Amcor, BMC, Minneapolis Star Tribune, PR Newswire, and Swiss Re.

“With the increasing demand of business buyers and consumers for more content online, the need for publishing and web marketing capabilities to efficiently manage that experience increases. In joining Limelight, we will be able to accelerate our growth and product innovation cycle, as well as have additional resources and global cloud computing capacity to scale with our growing customer base,” said Jeff Freund, CEO, Clickability.

The transaction was completed with a combination of Limelight Networks common stock and cash and is valued at approximately $10 million. Limelight expects Clickability to contribute approximately $4.5 million to $5 million of revenue in the second half of 2011, and to be accretive in 2012. Catapult Advisors LLC acted as exclusive financial advisor to Clickability on the transaction.

Safe-Harbor Statement

This press release contains forward-looking statements concerning the company’s operations, financial performance, the integration of business operations and use of acquired technology and intellectual property. Forward-looking statements are not guarantees and are subject to a number of risks and uncertainties that could cause actual results to differ materially including, risks associated with the integration of acquired business operations and other risks described in the company’s quarter report on Form 10Q and other periodic reports filed with the Securities and Exchange Commission. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason.

About Limelight Networks, Inc.

Limelight Networks, Inc. (NASDAQ: LLNW) provides solutions that enable business and technology decision makers to profit from the shift of content and advertising to the online world, the explosive growth of mobile and connected devices, and the migration of IT applications and services into the cloud. Over 1800 customers worldwide use Limelight’s massively scalable software services to engage audiences, enhance brand presence, analyze viewer preferences, optimize advertising, manage and monetize digital assets, and ultimately build stronger customer relationships. For more information, please visit http://www.limelightnetworks.com or follow us on Twitter at www.twitter.com/llnw.

Copyright (C) 2011 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT: Paul Alfieri of Limelight Networks, Inc., +1-646-875-8835, palfieri@llnw.com